Exhibit 99
Titan International Announces Second Quarter 2016 Results

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
August 4, 2016

Contact: Todd Shoot, VP, Treasury & Investor Relations
todd.shoot@titan-intl.com; 217-221-4416

Second quarter highlights:

•	Sales for the second quarter of 2016 were $330.2 million, down 12.2 percent, compared to $376.1 million in the second quarter of 2015.

•	Gross profit for the second quarter of 2016 was $45.1 million, or 13.7 percent of net sales, compared to $51.1 million, or 13.6 percent of net sales, for the second quarter of 2015.

•	Income from operations for the second quarter of 2016 was $4.0 million, or 1.2 percent of net sales, compared to income of $7.5 million, or 2.0 percent of net sales, for the second quarter of 2015.

•
Net loss applicable to common shareholders for the second quarter of 2016 was $(3.8) million, compared to net income of $9.4 million in the second quarter of 2015. Adjusted net loss for the second quarter of 2016 was $(1.9) million, compared to net income of $1.0 million in the second quarter of 2015 (see Appendix attached).

•
Basic and diluted earnings per share for the second quarter 2016 and 2015 were $(0.07) and $0.17, respectively. Adjusted basic and diluted earnings per share for the second quarter of 2016 and 2015 were $(0.04) and $0.02, respectively (see Appendix attached).

Statement of Chief Executive Officer:
CEO and Chairman, Maurice Taylor, comments, "Second quarter has some good news, some not so good news, and some great reasons to be optimistic. Titan has seen an increase in our cash balance. Our sales in the under 100 HP tractors are holding up well. The market for high horsepower tractors and combines continue to decline in North America, but in talking with equipment dealers, they have been moving used equipment and look forward to an uptick this fall. Titan has seen an uptick in construction and forestry tire sales for our aftermarket customers. I believe the agriculture market is at or near the bottom and we expect to gain business from our competitors. We also must keep showing farmers and construction companies the benefits of Titan’s LSW tires/wheels. Titan’s next super single LSW assemblies for 400, 500, and 600 HP tractors have been developed with new double sleeve hubs to hold on to the axles. OEMs have only single sleeve hubs which are too weak for this high horsepower equipment.”

"Titan Tire Reclamation Corp. (TTRC) is expected to be in full production by late August. We had planned to be running in April, but obtaining the permits and training requirements took longer than expected. Then the great forest fires of Fort McMurray occurred which shut everything down until July. TTRC will be filing a business interruption insurance claim which could offset a portion of the costs associated with the delays.

"We continue working to lower our production costs of wheels and tires. This will come from operations as well as our selling, general and administrative expenses. Additionally, Titan has leased out (with a purchase option) an additional 500,000 square feet in our Brownsville, Texas site. We now have over 800,000 square feet leased and the possibility of leasing another 200,000 square feet in the near future.

“As previously announced, Goldman, Sachs & Co. has been engaged as financial advisor to the Special Committee of Titan’s Board of Directors in connection with the possible sale of Titan’s subsidiary Italtractor ITM S.p.A.. The Special Committee is doing their job and I believe the Board of Directors would consider a sale of ITM as we continue to focus exclusively on our core business of wheels and tires.

"So with our current cash of $207 million and the potential proceeds from the sale of noncore businesses, our total cash balances will continue to grow and help grow our core tire/wheel business. I believe we are in a great position to expand in our core business of tires, wheels and assemblies for farm, construction and mining. I believe there is no other company in the world with the capability and drive to produce the wheels and tires which will meet the demands on the agriculture, construction and mining equipment of the future. With all the positive things happening within Titan, I continue to be optimistic about our future."

Financial Summary:

Net Sales: Net sales for the quarter ended June 30, 2016, were $330.2 million compared to $376.1 million in 2015, a decrease of 12 percent. Sales declined across all reported segments. Sales volume was flat as the agricultural segment remains in a cyclical downturn; however, we experienced slightly higher volumes from both the earthmoving/construction segment and the consumer segment. Unfavorable currency translation affected sales by 4 percent and a reduction in price mix of 8 percent further eroded sales.

Net sales for the six months ended June 30, 2016, were $652.0 million compared to $778.1 million in 2015, a decrease of 16 percent. Sales volume was down 5 percent as both the agricultural and earthmoving/construction segments continue to see lower volume sales compared to prior year. The consumer segment was affected by the decrease in high-speed brake sales related to lower Chinese infrastructure investment and by lower sales related to economic stress in Brazil. Unfavorable currency translation affected sales by 5 percent and a reduction in price mix of 6 percent further eroded sales.

Gross profit: Gross profit for the second quarter of 2016 was $45.1 million, or 13.7 percent of net sales, compared to $51.1 million, or 13.6 percent of net sales, for the second quarter of 2015. Despite lower sales, gross profit margins remain comparative as there is a continued focus on improving productivity efficiency, rationalizing expenditures, finding lower cost material, improving quality, and optimizing prices.

Gross profit for the first six months of 2016 was $77.0 million, or 11.8 percent of net sales, compared to $93.8 million, or 12.1 percent of net sales, in 2015. Gross profit margins continue to remain around 12 percent as there is a continued focus on improving productivity efficiency, rationalizing expenditures, finding lower cost material, improving quality, and optimizing prices.

Selling, general and administrative expenses: Selling, general and administrative (SG&A) expenses for the second quarter of 2016 were $36.3 million, or 11.0 percent of net sales, compared to $37.8 million, or 10.1 percent of net sales, for 2015. SG&A expenses for the six months ended June 30, 2016 were $71.4 million, or 10.9 percent of net sales, compared to $73.5 million, or 9.4 percent of net sales, for 2015.

Income (loss) from operations: Income from operations for the second quarter of 2016 was $4.0 million, or 1.2 percent of net sales, compared to income of $7.5 million, or 2.0 percent of net sales, in 2015. Loss from operations for the six months ended June 30, 2016, was $(4.0) million, or (0.6) percent of net sales, compared to income from operations of $8.3 million, or 1.1 percent of net sales, in 2015.

Interest expense: Interest expense was $8.0 million and $8.6 million for the quarters ended June 30, 2016, and 2015, respectively. Interest expense was $16.5 million and $17.4 million for the six months ended June 30, 2016, and 2015, respectively.

Earnings per share: For the quarters ended June 30, 2016 and 2015, basic and diluted earnings per share were $(0.07) and $0.17, respectively. For the six months ended June 30, 2016 and 2015, basic and diluted earnings per share were $(0.34) and $0.12, respectively.

On an adjusted basis (see Appendix attached) basic and diluted earnings per share for the quarters ended June 30, 2016 and 2015 were $(0.04) and $0.02, respectively. For the six months ended June 30, 2016 and 2015, basic and diluted earnings per share were $(0.21) and $0.08, respectively.

Capital expenditures: Titan’s capital expenditures were $10.9 million for the second quarter of 2016 and $11.1 million for the second quarter of 2015. Year-to-date expenditures were $18.1 million for 2016 compared to $22.5 million for 2015.

Debt balance: Total long-term debt balance was $414.6 million at June 30, 2016, compared to $475.4 million at December 31, 2015. Short-term debt balance was $89.0 million at June 30, 2016, and $31.2 million at December 31, 2015. Net debt (debt less cash and cash equivalents) was $296.4 million at June 30, 2016, compared to $306.5 million at December 31, 2015.

Equity balance: The Company’s equity was $333.2 million at June 30, 2016, compared to $344.7 million at December 31, 2015.

Second Quarter Conference Call:

Titan will be hosting a conference call and webcast for the second quarter earnings announcement at 9 a.m. Eastern Time on Thursday, August 4, 2016. To participate in the conference call, dial (888) 347-5307 five minutes prior to the scheduled time. International callers dial (412) 902-4283; Canada (855) 669-9657. The call will be webcast and can be accessed at www.titan-intl.com within the “Investor Relations” page under the "Webcasts & Events" section.

Safe harbor statement:
Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “outlook,” “potential,” “may,” “will” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, risk factors as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Company description:
Titan International Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer applications.

Titan International, Inc.
Consolidated Condensed Statements of Operations (Unaudited)
Amounts in thousands, except earnings per share data

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$330,214	$376,067	$652,008	$778,126
Cost of sales	285,139	325,014	575,045	684,279
Gross profit	45,075	51,053	76,963	93,847
Selling, general and administrative expenses	36,302	37,848	71,364	73,522
Research and development expenses	2,714	2,779	5,193	5,865
Royalty expense	2,109	2,895	4,403	6,120
Income (loss) from operations	3,950	7,531	(3,997)	8,340
Interest expense	(7,982)	(8,642)	(16,494)	(17,398)
Foreign exchange gain	2,182	3,647	7,005	9,613
Other income	3,049	3,259	6,954	5,576
Income (loss) before income taxes	1,199	5,795	(6,532)	6,131
Provision for income taxes	3,648	1,515	4,652	2,911
Net income (loss)	(2,449)	4,280	(11,184)	3,220
Net loss attributable to noncontrolling interests	(550)	(2,491)	(133)	(3,783)
Net income (loss) attributable to Titan	(1,899)	6,771	(11,051)	7,003
Redemption value adjustment	(1,900)	2,580	(7,108)	(350)
Net income (loss) applicable to common shareholders	$(3,799)	$9,351	$(18,159)	$6,653

Earnings per common share:
Basic	$(.07)	$.17	$(.34)	$.12
Diluted	$(.07)	$.17	$(.34)	$.12
Average common shares and equivalents outstanding:
Basic	53,884	53,686	53,869	53,674
Diluted	53,884	59,489	53,869	53,858

Dividends declared per common share:	$.005	$.005	$.010	$.010

Segment Information (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues from external customers
Agricultural	$146,715	$175,150	$299,540	$368,878
Earthmoving/construction	141,029	153,277	272,733	311,803
Consumer	42,470	47,640	79,735	97,445
	$330,214	$376,067	$652,008	$778,126

Titan International, Inc.
Consolidated Condensed Balance Sheets (Unaudited)
Amounts in thousands

	June 30,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$207,238	$200,188
Accounts receivable, net	196,718	177,389
Inventories	273,744	269,791
Prepaid and other current assets	72,352	62,633
Total current assets	750,052	710,001
Property, plant and equipment, net	449,472	450,020
Deferred income taxes	7,158	5,967
Other assets	101,790	104,242
Total assets	$1,308,472	$1,270,230

Liabilities
Current liabilities
Short-term debt	$89,038	$31,222
Accounts payable	145,568	123,154
Other current liabilities	122,252	115,721
Total current liabilities	356,858	270,097
Long-term debt	414,570	475,443
Deferred income taxes	16,852	14,509
Other long-term liabilities	86,180	88,324
Total liabilities	874,460	848,373

Redeemable noncontrolling interest	100,777	77,174

Equity
Titan stockholders' equity
Common stock ($0.0001 par value, 120,000,000 shares authorized, 55,253,092 issued, 53,984,344 outstanding)	—	—
Additional paid-in capital	481,930	497,008
Retained earnings	37,746	49,297
Treasury stock (at cost, 1,268,748 and 1,339,583 shares, respectively)	(11,784)	(12,420)
Treasury stock reserved for deferred compensation	(1,075)	(1,075)
Accumulated other comprehensive loss	(171,324)	(187,751)
Total Titan stockholders’ equity	335,493	345,059
Noncontrolling interests	(2,258)	(376)
Total equity	333,235	344,683
Total liabilities and equity	$1,308,472	$1,270,230

Appendix
Titan International, Inc.
Supplemental Consolidated Statement of Income Information
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
Amounts in thousands, except earnings per share data

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. The non-GAAP financial measure should be considered supplemental to, not a substitute for, the financial measures calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

The non-GAAP financial measure of adjusted net income assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the company as a whole. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

The table below provides a reconciliation of the non-GAAP financial measures with the most directly comparable GAAP financial measures for June 30, 2016.

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss) applicable to common shareholders	$(3,799)	$9,351	(18,159)	6,653
Remove redemption value adjustment	(1,900)	2,580	(7,108)	(350)

Adjustments:
Subsidiary currency correction	—	(5,734)	—	(3,058)
Italy restructuring	—	—	—	499

Adjusted net income (loss) attributable to Titan	$(1,899)	$1,037	$(11,051)	$4,444

Adjusted earnings per share - Basic	$(0.04)	$0.02	$(0.21)	$0.08
Average shares outstanding - Basic	53,884	53,686	53,869	53,674

Adjusted earnings per share - Diluted	$(0.04)	$0.02	$(0.21)	$0.08
Average shares outstanding - Diluted	53,884	53,894	53,869	53,858